Exhibit 5.1

March 15, 2024

Feutune Light Acquisition Corporation

48 Bridge Street, Building A 08840

Metuchen, New Jersey

Re:	Registration Statement on Form S-4 of Feutune Light Acquisition Corporation

Ladies and Gentlemen:

We have been engaged as U.S. securities counsel by Feutune Light Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (File No. 333-275933), as amended and supplemented through the date hereof (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the proxy statement/prospectus forming a part thereof, relating to 60,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company (the “Merger Consideration Shares”) pursuant to the terms of the agreement and plan of merger, dated as of October 26, 2023 (as amended, supplemented, or modified from time to time, the “Merger Agreement”), by and among the Company, Thunder Power Holdings Limited, a British Virgin Islands company (“Thunder Power”), and Feutune Light Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the board resolutions of the Company as of October 26, 2023 in connection with the Merger Agreement and the Business Combination; (iv) the form of the Proposed Charter of the Company to become effective upon the consummation of the Business Combination, filed as Exhibit 3.1 to the Registration Statement (the “Proposed Charter”); (v) the form of the Proposed Bylaws of the Company to be become effective upon the consummation of the Business Combination, filed as Exhibit 3.2 to the Registration Statement (the “Proposed Bylaws”); and (vi) the specimen Common Stock certificate of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Feutune Light Acquisition Corporation

March 15, 2024

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, when (i) the Certificate of Merger has been filed with and accepted by the Secretary of State of the State of Delaware (the “Delaware Secretary”), (ii) the Proposed Bylaws are validly adopted by the board of directors of the Company, (iii) the Proposed Charter is validly adopted and filed with the Delaware Secretary, (iv) the Merger Consideration Shares have been duly delivered to the shareholders of Thunder Power in accordance with the Merger Agreement and registered by the Company’s transfer agent and (v) the Registration Statement becomes effective under the Securities Act, the Merger Consideration Shares will be duly authorized and validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the Delaware General Corporation Law. We express no opinion herein as to any other laws, statutes, regulations or ordinances and we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. The opinions expressed herein that are based on the Delaware General Corporation Law are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/ ROBINSON & COLE LLP
ROBINSON & COLE LLP